The Honourable Ken Krawetz Deputy Premier Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET 12-13
KEEPING THE SASKATCHEWAN ADVANTAGE

SUPPLEMENTARY ESTIMATES NOVEMBER

SASKATCHEWAN

Supplementary Estimates - November

For the Fiscal Year
Ending March 31
2013

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Statement of Operations and Accumulated Deficit	5
Statement of Change in Net Debt	5
Growth and Financial Security Fund	5
Restated Budgetary Appropriation - Government Reorganization	6
Schedule of Budgetary Appropriation	7
Schedule of Budgetary Appropriation and Expense	8
Schedule of Capital Investments	9
Schedule of Budgetary Appropriation by Classification	10
Schedule of Lending and Investing Disbursements	11
Debt Redemption	11
Budgetary Appropriation - Executive Branch of Government
Economy	13
Government Relations	13
Highways and Infrastructure Capital	14
Labour Relations and Workplace Safety	14
Parks, Culture and Sport	14
SaskBuilds Corporation	14
Summary - Budgetary Appropriation	15
Lending and Investing Activities
Saskatchewan Power Corporation	15
Summary - Lending and Investing Activities	15

Introduction

The 2012-13 Supplementary Estimates – November are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and therefore include the estimated increases in 2012-13 “To Be Voted” and “Statutory” expenditures, loans, advances or investments to be paid from the General Revenue Fund (GRF).

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year.  The requested funding is the net amount required after reallocating voted appropriations not required in other areas of the Vote.

The additional funding contained in the 2012-13 Supplementary Estimates – November includes appropriations already provided by special warrants.  The Financial Administration Act, 1993 requires that special warrant appropriations be “submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply”.

The 2012-13 Supplementary Estimates – November reflect the May 25, 2012, government reorganization pursuant to The Government Organization Act.  The Act transfers the administration of parts of the public service and the money appropriated with respect to that part of the public service in various program areas.  The program areas will continue to be funded from the original appropriation included in the 2012-13 Estimates.  The additional funding provided for these program areas by these supplementary estimates will be provided under the new structure.

The 2012-13 Supplementary Estimates – November contain financial statements and schedules similar in format to those included in the 2012-13 Estimates and incorporate estimated changes in revenue, expenditure and loan disbursements.  The financial statements and schedules incorporate the new government structure (refer to “Restated Budgetary Appropriation – Government Reorganization” on page 6).

The detail section of the 2012-13 Supplementary Estimates – November, beginning on page 13, follows the similar Vote (ministry or Crown organization), subvote (major program area) and allocation (component of a subvote) as the 2012-13 Estimates with the exception of the reorganized programs.

The subvote descriptions provided in the 2012-13 Estimates apply to the 2012-13 Supplementary Estimates – November.  Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

Descriptions for new votes and subvotes are incorporated into the explanation for the additional funding.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the 2012-13 Estimates apply to the 2012-13 Supplementary Estimates – November.

Statement of Operations and Accumulated Deficit
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2012-13	2012-13		2012-13

Revenue	11,290,900	11,239,900		(51,000)
Expense
Operating Expense	10,930,627	10,966,391		35,764
Capital Transfers	265,286	261,062		(4,224)

Expense	11,195,913	11,227,453		31,540

Pre-Transfer Surplus	94,987	12,447		(82,540)
Transfer (to) Growth and Financial Security Fund	(47,494)	(6,224)		41,270
Transfer from Growth and Financial Security Fund	-	50,000		50,000

Surplus	47,493	56,223		8,730
Accumulated Deficit, Beginning of Year	(145,858)	(146,425	)1	(567)

Accumulated Deficit, End of Year	(98,365)	(90,202)		8,163

1	This amount represents the accumulated deficit of the General Revenue Fund at March 31, 2012, per the 2011-12 Public Accounts.

Statement of Change in Net Debt
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2012-13	2012-13		2012-13

Annual Surplus	47,493	56,223		8,730
Acquisition of Capital Assets	(522,447)	(569,015)		(46,568)
Amortization of Capital Assets (Gross)	191,505	187,981		(3,524)
Disposal of Agricultural Land (Book Value)	1,600	4,000		2,400

(Increase) Decrease in Net Debt from Operations	(281,849)	(320,811)		(38,962)
Net Debt, Beginning of Year	(3,574,217)	(3,559,876	)1	14,341

Net Debt, End of Year	(3,856,066)	(3,880,687)		(24,621)

1	This amount represents the net debt of the General Revenue Fund at March 31, 2012, per the 2011-12 Public Accounts.

Growth and Financial Security Fund
(thousands of dollars)

	Original
	Estimated	Forecasted		Change
	2012-13	2012-13		2012-13

Growth and Financial Security Fund, Beginning of Year	708,869	708,302	1	(567)
Transfer from General Revenue Fund	47,494	6,224		(41,270)
Transfer (to) General Revenue Fund	-	(50,000)		(50,000)

Growth and Financial Security Fund, End of Year	756,363	664,526		(91,837)

Transfer from the General Revenue Fund (GRF) is 50 per cent of the GRF's pre-transfer surplus in accordance with Section 18(1) of The Growth and Financial
Security Act (Act). Transfer to the GRF is pursuant to Section 20 of the Act.
1	This amount represents the balance at March 31, 2012, per the 2011-12 Public Accounts.

Restated Budgetary Appropriation - Government Reorganization
(thousands of dollars)

	Original	Reorganization	Restated
	Estimated	Transfers	Estimated
	2012-13	2012-13	2012-13

Ministries and Agencies
Advanced Education 1	888,653	(140,085)	748,568
Agriculture	428,671	-	428,671
Central Services 2,3	72,671	24,852	97,523
Corrections, Public Safety and Policing 4,5	388,663	(388,663)	-
Economy 1, 6, 7, 8, 9	48,160	187,368	235,528
Education	1,388,788	-	1,388,788
- Teachers' Pensions and Benefits	244,892	-	244,892
Enterprise and Innovation Programs 6	27,347	(27,347)	-
Enterprise Saskatchewan	33,063	-	33,063
Environment 7	185,054	(180)	184,874
Executive Council 10	16,572	59	16,631
Finance	67,831	-	67,831
- Public Service Pensions and Benefits	283,517	-	283,517
Finance Debt Servicing	400,000	-	400,000
First Nations and Métis Relations 8, 11	81,936	(81,936)	-
Government Relations 5, 10, 11	386,783	90,176	476,959
Health	4,726,451	-	4,726,451
Highways and Infrastructure	306,191	-	306,191
Highways and Infrastructure Capital	275,300	-	275,300
Information Technology Office 2	20,511	(20,511)	-
Innovation Saskatchewan	6,769	-	6,769
Justice 4	166,080	377,741	543,821
Labour Relations and Workplace Safety	17,385	-	17,385
Office of the Provincial Capital Commission 3, 12	14,715	(14,715)	-
Parks, Culture and Sport 9, 12	111,346	(6,759)	104,587
Public Service Commission	37,041	-	37,041
Saskatchewan Research Council	18,983	-	18,983
Social Services	871,629	-	871,629
Legislative Assembly and its Officers
Chief Electoral Officer	2,471	-	2,471
Children's Advocate	1,944	-	1,944
Conflict of Interest Commissioner	145	-	145
Information and Privacy Commissioner	1,065	-	1,065
Legislative Assembly	26,173	-	26,173
Ombudsman	3,075	-	3,075
Provincial Auditor	8,332	-	8,332

Budgetary Appropriation	11,558,207	-	11,558,207

1	Responsibility for employment and immigration assigned to Economy (formerly Energy and Resources).
2	Responsibility for information technology assigned to Central Services (formerly Government Services).
3	Responsibility for Saskatchewan Archives Board assigned to Central Services.
4	Responsibility for corrections and policing assigned to Justice (formerly Justice and Attorney General).
5	Responsibility for public safety assigned to Government Relations (formerly Municipal Affairs).
6	Responsibility for Enterprise and Innovation Programs assigned to Economy.
7	Responsibility for business development assigned to Economy.
8	Responsibility for First Nations and Métis economic development assigned to Economy.
9	Responsibility for tourism assigned to Economy.
10	Responsibility for a position providing support for the provincial secretary assigned to Executive Council.
11	Responsibility for northern development and First Nations and Métis relations assigned to Government Relations.
12	Responsibility for provincial capital commission operations assigned to Parks, Culture and Sport (formerly Tourism, Parks, Culture and Sport).

Schedule of Budgetary Appropriation
(thousands of dollars)

Restated	Supplementary	Forecasted
Estimated	Estimated	Adjustments	1	Expenditure
2012-13	2012-13	2012-13	2012-13

Ministries and Agencies
Advanced Education	748,568	-	(110)	748,458
Agriculture	428,671	-	(4,309)	424,362
Central Services	97,523	-	(356)	97,167
Economy	235,528	15,984	(2,539)	248,973
Education	1,388,788	-	(24)	1,388,764
- Teachers' Pensions and Benefits	244,892	-	-	244,892
Enterprise Saskatchewan	33,063	-	(17,017)	16,046
Environment	184,874	-	(1,785)	183,089
Executive Council	16,631	-	(166)	16,465
Finance	67,831	-	-	67,831
- Public Service Pensions and Benefits	283,517	-	-	283,517
Finance Debt Servicing	400,000	-	(5,000)	395,000
Government Relations	476,959	85,235	-	562,194
Health	4,726,451	-	(32,675)	4,693,776
Highways and Infrastructure	306,191	-	(900)	305,291
Highways and Infrastructure Capital	275,300	50,000	(2,506)	322,794
Innovation Saskatchewan	6,769	-	-	6,769
Justice	543,821	-	-	543,821
Labour Relations and Workplace Safety	17,385	525	-	17,910
Parks, Culture and Sport	104,587	5,000	-	109,587
Public Service Commission	37,041	-	(385)	36,656
Saskatchewan Research Council	18,983	-	-	18,983
SaskBuilds Corporation	-	2,000	-	2,000
Social Services	871,629	-	(9,340)	862,289
Legislative Assembly and its Officers
Chief Electoral Officer	2,471	-	-	2,471
Children's Advocate	1,944	-	-	1,944
Conflict of Interest Commissioner	145	-	-	145
Information and Privacy Commissioner	1,065	-	-	1,065
Legislative Assembly	26,173	-	-	26,173
Ombudsman	3,075	-	-	3,075
Provincial Auditor	8,332	-	-	8,332

Budgetary Appropriation	11,558,207	158,744	(77,112)	11,639,839

"Voted" Budgetary Appropriation	10,760,644	158,744	(72,112)	10,847,276
"Statutory" Budgetary Appropriation	797,563	-	(5,000)	792,563

1	Adjustments include (in thousands of dollars):
	Voted Appropriation forecasted to be unutilized	(69,606)
	Forecasted reduction in Statutory Appropriation requirement	(5,000)
	2011-12 Highways and Infrastructure Capital appropriation carried over to 2012-13	57,494
	2012-13 Highways and Infrastructure Capital appropriation forecasted to carryover to 2013-14	(60,000)
		(77,112)

Schedule of Budgetary Appropriation and Expense
(thousands of dollars)

			Deduct:		Add:
			Revised		Revised
	Forecasted	1	Capital Asset		Capital Asset		Forecasted
	Expenditure		Acquisitions	2	Amortization		Expense
	2012-13		2012-13		2012-13		2012-13

Ministries and Agencies
Advanced Education	748,458		-		1,945		750,403
Agriculture	424,362		-		2,106		426,468
Central Services	97,167		62,379		420		35,208
Economy	248,973		8,353		2,830		243,450
Education	1,388,764		41,841		1,000		1,347,923
- Teachers' Pensions and Benefits	244,892		-		-		244,892
Enterprise Saskatchewan	16,046		-		-		16,046
Environment	183,089		14,299		7,707		176,497
Executive Council	16,465		-		-		16,465
Finance	67,831		1,546		1,188		67,473
- Public Service Pensions and Benefits	283,517		-		-		283,517
Finance Debt Servicing	395,000		-		-		395,000
Government Relations	562,194		1,400		2,724		563,518
Health	4,693,776		48,080		1,797		4,647,493
Highways and Infrastructure	305,291		8,022		126,482		423,751
Highways and Infrastructure Capital	322,794		322,794		-		-
Innovation Saskatchewan	6,769		-		-		6,769
Justice	543,821		30,075		1,304		515,050
Labour Relations and Workplace Safety	17,910		-		104		18,014
Parks, Culture and Sport	109,587		11,849		2,920		100,658
Public Service Commission	36,656		-		1,500		38,156
Saskatchewan Research Council	18,983		-		-		18,983
SaskBuilds Corporation	2,000		-		-		2,000
Social Services	862,289		18,157		2,488		846,620
Legislative Assembly and its Officers
Chief Electoral Officer	2,471		-		-		2,471
Children's Advocate	1,944		-		-		1,944
Conflict of Interest Commissioner	145		-		-		145
Information and Privacy Commissioner	1,065		-		-		1,065
Legislative Assembly	26,173		220		114		26,067
Ombudsman	3,075		-		-		3,075
Provincial Auditor	8,332		-		-		8,332

Total	11,639,839		569,015		156,629	3	11,227,453

1	Forecasted Expenditure reflects the expected 2012-13 spending from voted and statutory appropriations - see Schedule of Budgetary Appropriation.
2	Estimated usage of appropriation for government-owned capital - see Schedule of Capital Investments.
3	Total capital amortization of government-owned assets excludes amortization incurred by service providers, such as the Ministry of Central Services, that is recovered from voted appropriation through billing client ministries ($21,331K) and from non-GRF organizations ($10,021K).

Schedule of Capital Investments
(thousands of dollars)

	Restated	Supplementary	Estimated		Forecasted
	Estimated	Estimated	Adjustments		Expenditure
	2012-13	2012-13	2012-13	1	2012-13

Capital Asset Acquisitions
Central Services	62,379	-	-		62,379
Economy	7,953	238	162		8,353
Education	38,613	-	3,228		41,841
Environment	14,299	-	-		14,299
Finance	600	-	946		1,546
Government Relations	1,400	-	-		1,400
Health	48,080	-	-		48,080
Highways and Infrastructure	10,022	-	(2,000)		8,022
Highways and Infrastructure Capital	275,300	50,000	(2,506	)2	322,794
Justice	30,075	-	-		30,075
Parks, Culture and Sport	11,849	-	-		11,849
Social Services	21,657	-	(3,500)		18,157
Legislative Assembly and its Officers	220	-	-		220

Capital Asset Acquisitions	522,447	50,238	(3,670)		569,015

Capital Transfer Payments
Advanced Education	12,240	-	-		12,240
Education	77,799	-	(9,894)		67,905
Executive Council	100	-	-		100
Government Relations	110,977	-	-		110,977
Health	23,545	-	-		23,545
Highways and Infrastructure	32,286	-	670		32,956
Justice	748	-	-		748
Parks, Culture and Sport	3,441	5,000	-		8,441
Social Services	4,150	-	-		4,150

Capital Transfer Payments	265,286	5,000	(9,224)		261,062

Capital Investments	787,733	55,238	(12,894)		830,077

1	The estimated adjustments represent forecasted reallocations between capital (asset acquisitions and capital transfers) and non-capital appropriations, forecasted expenditure reductions or savings, and the net change in capital carryover in Highways and Infrastructure Capital (see note 2).
2	This represents the net change in capital carryover in Highways and Infrastructure Capital, as authorized by annual Appropriation Acts ($57,494K of 2011-12 capital appropriation carried over to 2012-13, offset by $60,000K of 2012-13 capital appropriation forecasted to be carried over to 2013-14).

Schedule of Budgetary Appropriation by Classification
Supplementary Estimates - November
(thousands of dollars)

	Government Delivered Programs			Transfers

				Transfers for Public Service

	Salaries and	Goods and	Capital Asset			Transfers to	2012-13
	Benefits	Services	Acquisitions	Operating	Capital	Individuals	Total

Ministries and Agencies
Economy	6,209	6,232	238	3,305	-	-	15,984
Government Relations	-	1,229	-	14,006	-	70,000	85,235
Highways and Infrastructure Capital	-	-	50,000	-	-	-	50,000
Labour Relations and Workplace Safety	170	355	-	-	-	-	525
Parks, Culture and Sport	-	-	-	-	5,000	-	5,000
SaskBuilds Corporation	-	-	-	2,000	-	-	2,000

Supplementary Budgetary Appropriation	6,379	7,816	50,238	19,311	5,000	70,000	158,744

"Voted" Budgetary Appropriation	6,379	7,816	50,238	19,311	5,000	70,000	158,744
"Statutory" Budgetary Appropriation	-	-	-	-	-	-	-

Schedule of Lending and Investing Disbursements
(thousands of dollars)

	Original
	Estimated	Forecasted	Change
	2012-13	2012-13	2012-13

Crown Corporations - Loans
Municipal Financing Corporation of Saskatchewan	20,000	20,000	-
Saskatchewan Liquor and Gaming Authority	146,430	146,430	-
Saskatchewan Power Corporation	623,000	772,300	149,300
Saskatchewan Telecommunications Holding Corporation	183,200	31,800	(151,400)
Saskatchewan Water Corporation	3,400	500	(2,900)
SaskEnergy Incorporated	148,400	67,800	(80,600)

Crown Corporations - Loans	1,124,430	1,038,830	(85,600)

Other - Loans
Advanced Education	56,000	54,000	(2,000)
Economy	11,300	9,765	(1,535)

Other - Loans	67,300	63,765	(3,535)

Loans	1,191,730	1,102,595	(89,135)

Investments
Contributions to Sinking Funds	91,380	91,931	551
Sinking Fund Redemptions of Crown Corporations	6,076	6,185	109

Investments	97,456	98,116	660

Disbursements	1,289,186	1,200,711	(88,475)

Debt Redemption
(thousands of dollars)

	Original
	Estimated	Forecasted	Change
	2012-13	2012-13	2012-13

Debt Redemption
Government General Debt	1,107,141	1,107,545	404
Government Business Enterprise Specific Debt	50,000	50,000	-

Amounts in this vote are "Statutory".	1,157,141	1,157,545	404

General Revenue Fund
Supplementary Estimates - November
For the Fiscal Year Ending March 31, 2013
(thousands of dollars)

Supplementary
Estimates
2012-13
Budgetary Appropriation

Executive Branch of Government

Economy - Vote 23
(formerly named Energy and Resources)

Central Management and Services (EC01)
Central Services	238

Economic Development (EC12)
Economic Development	15,746
15,984

Additional funding of $15.746M was provided by special warrant to fund operations previously performed by Enterprise Saskatchewan and assumed by the Ministry of the Economy on August 1, 2012. An equivalent amount of funding in Vote 83 (grant funding to Enterprise Saskatchewan) was frozen, resulting in no net change to the General Revenue Fund. Additional capital funding of $238K is required for increased construction costs for the Geological Core Lab Warehouse expansion.

Government Relations
(formerly named Municipal Affairs)

Corrections, Public Safety and Policing - Vote 73

Public Safety (CP06)
Provincial Disaster Assistance Program	70,000

Government Relations - Vote 30

Public Safety (GR11)
Emergency Management and Fire Safety	1,229

Gaming Agreements (GR12)
First Nations Gaming Agreements	14,006
85,235

Additional funding is required for increased claim estimates for the Provincial Disaster Assistance
Program; increased emergency response capacity for Emergency Management and Fire Safety; and
increased gaming agreement payments related to higher-than-expected casino income in 2011-12.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2012-13

Highways and Infrastructure Capital - Vote 17

Infrastructure Rehabilitation (HC01)
Infrastructure Rehabilitation	11,300

Infrastructure Enhancement (HC02)
Infrastructure Enhancement	38,700
50,000
Additional capital funding is required for a number of priority highway projects. A transfer of $50.0M from the Growth and Financial Security Fund will be made for this commitment.
Labour Relations and Workplace Safety - Vote 20

Central Management and Services (LR01)
Central Services	525
525
Additional funding is required for government's comprehensive review of labour legislation and related consultations.
Parks, Culture and Sport - Vote 27
(formerly named Tourism, Parks, Culture and Sport)

Regina Stadium Project (PC16)
Regina Stadium Project	5,000
5,000
Funding is required for a payment to the City of Regina for preparatory work to construct a new stadium.
SaskBuilds Corporation - Vote 86

SaskBuilds Corporation (SB01)
SaskBuilds Corporation	2,000
2,000
Funding was provided by special warrant to establish SaskBuilds Corporation, a new Treasury Board Crown corporation.

Supplementary Estimates - November
Continued
(thousands of dollars)

Supplementary
Estimates
2012-13

Summary - Budgetary Appropriation

"To Be Voted"	158,744
"Statutory"	-

Total Budgetary Appropriation	158,744

Amount Provided by Special Warrant	17,746
Additional Funding Required	140,998

Lending and Investing Activities

Saskatchewan Power Corporation - Vote 152

Loans (PW01) - Statutory	149,300
Amounts in this vote are "Statutory".	149,300

Summary - Lending and Investing Activities

"To Be Voted"	-
"Statutory"	149,300

Total Lending and Investing Activities	149,300

Amount Provided by Special Warrant	-
Additional Funding Required	149,300